Exhibit 99.1


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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE

   ENGlobal

                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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               ENGLOBAL ANNOUNCES HOUSTON AND BEAUMONT EXPANSIONS,
                Company Signs Leases Totaling 133,000 square feet


HOUSTON, TX, February 9, 2009 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, today announced that it has finalized two leases totaling approximately 133,000 square feet for expansions to its engineering and automation facilities in Beaumont and Houston, Texas. Terms of the transactions were not disclosed.

The first lease is for a new 52,000-square-foot engineering and administration building located at 3155 Executive Blvd. in Beaumont's Executive Business Plaza. The facility is on the same site and replaces the building destroyed by Hurricane Rita in September 2005. The Company, which is currently in the process of moving into the new building, now occupies a total of 134,000 square feet in Beaumont.

The second lease is for approximately 81,000 square feet of new fabrication space in Houston to support ENGlobal's automation segment. The new industrial space is located at 225 Portwall St. within the Portwall Distribution Center II and represents an expansion for the firm, which is moving from 63,000 square feet at a nearby location. The Company's automation group is slated to relocate to its new space in March 2009.

"We are pleased to announce the expansions of our engineering and automation locations," said ENGlobal's Chairman and Chief Executive Officer, William A. Coskey, P.E. "The moves are necessary to support the Company's growth and its need for improved facilities. The Beaumont location illustrates our continuing commitment to employees and clients in and around the Golden Triangle area, while our Houston-based automation group required a larger and more efficient fabrication facility due to increased backlog."

About ENGlobal
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ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company has over 2,700 employees in 20 offices and occupies over 500,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last five years. Further information about the Company and its businesses is available at www.ENGlobal.com.

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        654 N. Sam Houston Parkway E. * Suite 400 * Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Press Release
February 9, 2009
Page 2



Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to; (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably integrate acquisitions; and (3) the successful financial performance of each business unit. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.


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